EXHIBIT 3.1
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:44 PM 06/07/2005
FILED 06:05 PM 06/07/2005
SRV 050476444 — 3981772 FILE
CERTIFICATE OF INCORPORATION
OF
BTHC VI, INC.
FIRST
     The name of the Corporation is BTHC VI, Inc.
SECOND
     The Corporation will have perpetual existence.
THIRD
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
FOURTH
     Section 1. Authorization of Shares.
          The aggregate number of shares of capital stock which the Corporation will have authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of common stock, having a par value of $.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, having a par value of $.001 per share (“Preferred Stock”).
     Section 2. Common Stock.
          2.1 Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.
          2.2 Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.
          2.3 Voting Rights. All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     Section 3. Preferred Stock.
          The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.
FIFTH
          No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.
SIXTH
          At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.
SEVENTH
          Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.
EIGHTH
          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation or to adopt new Bylaws. Directors need not be elected by written ballot unless expressly required by the Bylaws of the Corporation.

NINTH
          The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. In addition, the Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under Delaware General Corporation Law (specifically Section 145) the Corporation is not obligated, but is permitted or empowered, to make such indemnification, except as otherwise set forth in the Bylaws of the Corporation. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.
          If a claim under the preceding paragraph is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
TENTH
          To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.
ELEVENTH
          The address of the Corporation’s initial registered office is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its initial registered agent at that address is The Corporation Trust Company.
TWELFTH
          The number of directors constituting the initial Board of Directors of the Corporation is one and the name and mailing address of such person, who is to serve as director until the first annual meeting of the stockholders or until his successor is elected and qualified, is:

Name	Address

Timothy P. Halter	12890 Hilltop Road
Argyle, Texas 76226
          Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.
THIRTEENTH
          The powers of the incorporator will terminate upon the filing of this Certificate. The name and mailing address of the incorporator are:

Name	Address

Timothy P. Halter	12890 Hilltop Road
Argyle, Texas 76226
FOURTEENTH
          The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.
Executed as of the 7th day of June, 2005.

By:	/s/ Timothy P. Halter
Timothy P. Halter, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:58 PM 04/11/2006
FILED 11:16 AM 04/11/2006
SRV 060337989 — 3981772 FILE
CERTIFICATE OF MERGER
of
BTHC VI, LLC
(a Texas limited liability company)
with and into
BTHC VI, INC.
(a Delaware corporation)
Pursuant to Section 264(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation has executed the following Certificate of Merger:
FIRST: The names of the two parties to the merger are BTHC VI, Inc., a Delaware corporation that will survive the merger, and BTHC VI, LLC, a Texas limited liability company that is being merged into BTHC VI, Inc.
SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company in accordance with Section 264(c) of the DGCL.
THIRD: The name of the sole surviving corporation is BTHC VI, Inc. (the “Surviving Corporation”).
FOURTH: The merger will be effective upon filing with the Secretary of State of Delaware.
FIFTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation, without any changes thereto by reason of the merger.
SIXTH: The executed Agreement and Plan of Merger is on file at the Surviving Corporation’s principal place of business located at 12890 Hilltop Road, Argyle, Texas 76226.
SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request, without cost, to any stockholder of BTHC VI, Inc. or member of BTHC VI, LLC.
IN WITNESS WHEREOF, the Surviving Corporation has caused this certificate to be signed by an authorized officer on this 10th day of April, 2006.

BTHC VI, INC.
By:	/s/ Timothy P. Halter
Timothy P. Halter, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:09 AM 06/01/2007
FILED 10:54 AM 06/01/2007
SRV 070659983 — 3981772 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BTHC VI, INC.
          BTHC VI, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
          1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the provisions of “Section 1. Authorization of Shares” thereof and inserting the following in lieu thereof:
“The total number of shares that the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, having a par value of $.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, having a par value of $.001 per share (“Preferred Stock”).
Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically be reclassified into 1/1.67th of a share of Common Stock, par value $.001 per share, of the Corporation (the “New Common Stock”). Each certificate that theretofore represented shares of Old Common Stock represented by such certificate shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification. No fractional shares of New Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of New Common Stock will receive a full share of New Common Stock.”

          2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, BTHC VI, Inc. has caused this Certificate to be executed by Timothy P. Halter, its President, on this 1st day of June, 2007.

BTHC VI, Inc.
By:	/s/ Timothy P. Halter
	Name:	Timothy P. Halter
Office: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:09 AM 08/31/2007
FILED 10:09 AM 08/31/2007
SRV 070976441 – 3981772 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BTHC VI, INC.
     BTHC VI, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     FIRST: That in lieu of a meeting and vote of stockholders, the stockholder of the Corporation has approved and adopted by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the following resolutions and amendment to the Certificate of Incorporation of the Corporation:
     RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by deleting the Article thereof numbered “FIRST” and inserting the following in lieu thereof:
     “FIRST
     The name of the Corporation is Athersys, Inc.”
     SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, BTHC VI, Inc. has caused this Certificate to be executed by Gil Van Bokkelen, its Chief Executive Officer, on this 31st day of August, 2007.

BTHC VI, Inc.

By:	/s/ Gil Van Bokkelen

Name: Gil Van Bokkelen
Title: Chief Executive Officer